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                                                                    EXHIBIT 10.1

                           BOTETOURT BANKSHARES, INC.

                   NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

     1. Purpose. The purpose of the Botetourt Bankshares, Inc. Non-Employee Directors Stock Incentive Plan (the "Plan") is to encourage ownership in the Company by non-employee members of the Board to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Annual Meeting" means the annual meeting of shareholders at which a class of members of the Board are routinely elected.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Company" means Botetourt Bankshares, Inc.

          (e) "Company Stock" means the Common Stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 9 herein), the shares resulting from such a change shall be deemed to be the Company Stock within the meaning of the Plan.

          (f) "Effective Date" means the date the Plan is adopted by shareholders of the Company.

          (g) "Eligible Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

          (h) "Fair Market Value" means the fair market value as quoted on a recognized stock quotation system, exchange or bulletin board or, in the alternative, as determined pursuant to a reasonable method adopted by the Board in good faith for such purpose.

          (i) "Fees" means all amounts payable to an Eligible Director for services rendered as a director, including retainer fees, meeting fees, and committee fees, but excluding travel and other out of pocket expense reimbursements.


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          (j) "Plan Year" means the period commencing on the date of an Annual
Meeting and ending on the day before the next Annual Meeting.

          (k) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Participation in the Plan. Each Eligible Director shall be eligible to elect to receive Company Stock in lieu of Fees under Section 4.

     4. Receipt of Fees in Stock.

          (a) An Eligible Director may elect to receive up to 50 percent of his or her Fees in shares of Company Stock (a "Stock Election"). A Stock Election must be in writing and shall be delivered to the Corporate Secretary of the Company prior to the Annual Meeting for the Plan Year to which the Stock Election pertains. A Stock Election may be revoked prior to the last day of any calendar quarter for all calendar quarters beginning after the revocation. A Stock Election must specify the applicable percentage of the Fees that the Eligible Director wishes to receive in shares of Company Stock (the "Designated Percentage").

          (b) If a Stock Election is made, the amount of Fees to be paid to an Eligible Director during each calendar quarter shall be determined on the last day of the quarter. The number of shares of Company Stock to be issued in lieu of the Fees shall be determined by multiplying the Designated Percentage times the Fees otherwise payable for the quarter and dividing that product by the Fair Market Value of the Company Stock on the last day of the quarter. If this formula produces a fractional share, the Eligible Director shall be paid in cash the Fair Market Value of the fractional share.

     5. Stock. The Company has reserved an aggregate of 5,000 shares of Company Stock for issuance pursuant to the Plan. The aggregate number is subject to adjustment as provided in Section 9. In the event of a change in the capital structure of the Company (as provided in Section 9), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan.

     6. Administration. The Plan shall be administered by the Board. The Board shall have all powers necessary to administer the Plan, including, without limitation, the authority (within the limitations described herein) to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may


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act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

     7. Termination.

     The Plan shall terminate upon the earlier of:

          (a) the adoption of a resolution of the Board terminating the Plan;

          (b) the issuance of all 5,000 of the reserved aggregate shares of the Company Stock for issuance pursuant to the Plan; or

          (c) the tenth anniversary of the Effective Date.

     8. Limitation of Rights. Neither the Plan nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

     9. Changes in Capital Structure.

          (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

          (b) Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any Participant, and the Board's determination shall be conclusive and binding on all persons for all purposes.

     10. Amendment of the Plan. The Board (except as provided below) may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment shall increase the number of Shares subject to the Plan, or materially increase the benefits accruing to Eligible Directors under the Plan.


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     11. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     12. Construction. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, this instrument has been executed this 27th day of January, 1999.

                                                     BOTETOURT BANKSHARES, INC.


                                                     By:
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